Exhibit 5.1

March 9, 2022

Kopin Corporation

125 North Drive

Westborough, MA 01581

Ladies and Gentlemen:

We have acted as counsel for Kopin Corporation, a Delaware corporation (the “Company”), in connection with the filing of Post-Effective Amendment No. 1 to a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). The Registration Statement includes two prospectuses, (i) a base prospectus (the “Base Prospectus”) and (ii) a sales agreement prospectus (the “Sales Agreement Prospectus”), covering up to $44,331,326.66 of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) that may be sold under the At-the-Market Equity Offering Sales Agreement dated March 5, 2021, between the Company and Stifel, Nicolaus & Company, Incorporated (such agreement, the “Sales Agreement”, and such shares, the “Sales Agreement Shares”). The Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements) and the Sales Agreement Prospectus, will provide for the registration by the Company of the sale of securities, which may include any or all of the following: (i) shares of the Company’s Common Stock (the “Base Prospectus Shares”), (ii) shares of the Company’s preferred stock, par value $.01 per share (the “Preferred Stock”), (iii) warrants to purchase Common Stock, Preferred Stock or Debt Securities (as defined below) (the “Warrants”), (iv) one or more series of the Company’s debt securities (collectively, the “Debt Securities”), (v) any combination of the Securities described in clauses (i)-(iv) and (vi) the Sales Agreement Shares.

The Base Prospectus Shares, the Preferred Stock, the Warrants, the Debt Securities and the Sales Agreement Shares, plus any additional Common Stock, Preferred Stock, Debt Securities or Warrants that may be registered pursuant to any registration statement that the Company may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion, including (i) the certificate of incorporation and by-laws of the Company, (ii) the Registration Statement and the exhibits thereto filed with the Commission, (iii) the Base Prospectus and Sales Agreement Prospectus, (iv) the Sales Agreement, and (v) the resolutions and written actions of the board of directors referenced above, and (vi) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinions set forth herein.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

Kopin Corporation

March 9, 2022

A.

the issuance, sale, number or amount, as the case may be, and terms of Securities to be offered from time to time will be duly authorized and established, in accordance with the certificate of incorporation and by-laws of the Company and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

B.

prior to the issuance of shares of one or more series of Preferred Stock, an appropriate certificate of designation relating to each such series of Preferred Stock will have been duly authorized by Corporate Action and filed with the Secretary of State of the State of Delaware;

C.

any series of the Debt Securities will be issued under senior indenture and/or a subordinated indenture relating to such Debt Securities (together with the supplemental indentures relating thereto, the “Indenture”) and is to be entered into, in each case, between the Company and a trustee (the “Trustee”), a form of which has been attached as an exhibit to the Registration Statement, as such Indenture may further be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series (each, a “Supplemental Indenture”) (the Indenture and any Supplemental Indenture are collectively referred to as the “Indentures”);

D.

to the extent that the obligations of the Company under the Indentures may depend upon such matters, (i) the Trustee will be (A) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (B) duly qualified to engage in the activities contemplated by the Indentures; (ii) the Indentures will have been duly authorized, executed and delivered by the Trustee and will constitute the legal, valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with their respective terms; (iii) the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indentures, with all applicable laws and regulations; and (iv) the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indentures;

E.

the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded and will comply with all applicable federal and state laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

F.

a Prospectus Supplement will have been prepared, delivered (including through compliance with Rule 172 of the General Rules and Regulations promulgated under the Act) and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws at the time the Securities are offered and issued as contemplated by the Registration Statement;

G.	all Securities will be issued and sold in compliance with applicable federal and state securities laws; and

H.

a definitive purchase, underwriting or similar agreement (each, a “Definitive Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.

With respect to the Base Prospectus Shares offered under the Registration Statement, upon due authorization by Corporate Action of the issuance and sale of shares of Common Stock and upon issuance and delivery of such shares of Common Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Kopin Corporation

March 9, 2022

2.

With respect to the Preferred Stock offered under the Registration Statement, upon due authorization by Corporate Action of the issuance and sale of shares of a series of Preferred Stock and upon issuance and delivery of such shares of Preferred Stock against payment for such shares in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.

With respect to the Warrants, when both (a) upon due authorization by Corporate Action of the issuance and terms of the Warrants and related matters, and (b) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive placement agency, underwriting, subscription, warrant or similar agreement duly authorized, executed and delivered by the Company and any applicable warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and any applicable warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

With respect to any series of the Debt Securities issued under the Indenture, and offered under the Registration Statement, when the particular series of Debt Securities has been duly established in accordance with the terms of the applicable Indenture, the specific terms of a particular issuance of Debt Securities have been duly authorized by Corporate Action and are in accordance with the terms of the applicable Indenture, the applicable Indenture is duly executed and delivered by the Company, and such Debt Securities have been duly executed, authenticated, completed, issued and delivered, against payment for such Debt Securities, in accordance with the terms and provisions of the applicable Definitive Agreement, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and, if applicable, upon the conversion, exchange or exercise of any other Securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement, such Debt Securities will constitute valid and binding obligations of the Company.

5.

With respect to the Sales Agreement Shares, based on such examination and subject to the foregoing, we are of the opinion that the Sales Agreement Shares, when issued by the Company and delivered by the Company against payment therefor as contemplated by the Sales Agreement and a Terms Agreement (as defined in the Sales Agreement), will be duly and validly issued, fully paid and non-assessable.

The opinions set forth above in paragraphs 3 and 4 may be limited by (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) requirements that a claim with respect to any Warrants or Debt Securities in denominations other than United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

Kopin Corporation

March 9, 2022

The foregoing opinions are limited to the laws of the State of New York and the Delaware General Corporation Law, and we express no opinion with respect to the laws of any other state or jurisdiction. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws, including rules and regulations, as in effect on the date hereof.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Base Prospectus and the Sales Agreement Prospectus and to the references to us in the Registration Statement. In giving such consents, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder. We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP